  EXHIBIT 99.1

Charge Enterprises Acquires EV Group Holdings LLC,

along with EVDepot Brand, Scaling Infrastructure Offering to Ecommerce, Commercial and Fleet Delivery Service Providers

New York (January 20, 2022) – Charge Enterprises, Inc. (OTC PINK:CRGE), (“Charge”), consisting of a portfolio of global businesses with the vision of connecting people everywhere with communications and electric-vehicle charging (“EV”) infrastructure, today announced that it has completed the acquisition of EV Group Holdings LLC (“EVGH”) a group of companies focused on national real estate assets and real estate solutions for commercial and fleet operators requiring parking, maintenance and EV charging depot resources. The aggregate purchase price paid by Charge pursuant to the acquisition agreement is $18.7 million of cash and Charge’s common stock.

In 2019, EVGH (through its wholly owned subsidiary Performance Fleet Maintenance LLC), began licensing parking facilities to one of the largest ecommerce companies in the world, subsequently installing the initial phases of an EV depot charging ecosystem. Strategically positioned to provide ancillary services around last mile e-commerce delivery demands to accommodate the acceleration of the industry, EVGH has a first mover advantage as a pioneer, to create EV depot locations nationwide. They launched EVDepot Inc. in 2021 to provide dedicated real estate for commercial and fleet parking, maintenance, and EV charging for the commercial, fleet, industrial and consumer industries.

Charge will oversee expansion to ensure design and engineering, equipment specification and sourcing, installation, data and software solutions, and monitoring and maintenance, to meet the increasing demands of commercial and fleet management solutions for parking, storing, and electrification of vehicles.

“EVGH is a first-mover resource with an iron clad approach to meet the growing vehicle demands of online purchase delivery, commercial, and fleet operations.” said Andrew Fox, Chairman and CEO of Charge. “In alignment with the transition towards greener delivery solutions and commercial fleets for EVs, there is an inevitable growing demand for parking, storage and EV charging solutions to accommodate the largest global players in ecommerce. This is a significant growth area for Charge as we expand our geographic footprint and capabilities to support EV depot solutions for electrification of commercial vehicles.”

Brendan Durkin, President of EVGH said, “We see great potential in combining forces with Charge, as our collective unique value proposition provides a turn-key solution for charging, parking, and maintaining electric vehicle fleets.”

About Charge Enterprises Inc.

Our Telecommunications Division

Our Telecommunications division (“Telecommunications”) has provided termination of both voice and data to Carriers and Mobile Network Operators (MNO’s) globally for over two decades and we will selectively add profitable products and services to this long-established business.

Our Infrastructure Division

Our Infrastructure division (“Infrastructure”) has a primary focus on two fast growing sectors: electric vehicle (“EV”) charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications. Solutions for these two sectors include: Design and Engineering, Equipment specification and sourcing, Installation, Data & software solutions, and Service and Maintenance.

Our Investment Division

Our Investment division (“Investment”) focuses on opportunities related to our global portfolio to expand our vision’s impact. We aim to invest in opportunities that would complement our two operating divisions in addition to marketable securities, including money markets funds and other listed securities. Our Investment division provides services aimed at offsetting the overall cost of capital.

We offer our Investment services through our wholly-owned subsidiary, Charge Investments (“CI”).

To learn more about Charge, visit Charge Enterprises.

About EV Group Holdings LLC and EVDepot

EV Group Holdings LLC and EVDepot headquartered in New Jersey, license real estate for off-site commercial parking with a continually growing real estate portfolio targeted towards depot style parking to meet the needs of both electric and carbon-based vehicle fleets for fleet operators.

Media Contacts:

Steve Keyes (248) 952-7022

Steve.keyes@centigrade.com

Investor Relations:

Carolyn Capaccio, CFA (212) 838-3777

Ccapaccio@lhai.com

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge’s future performance. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although Charge believes that the expectations expressed in such forward looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge’s future business development, market acceptance of electric vehicles, Charge’s ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, and other risks discussed in Charge’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statement’s in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on Charge, investors are encouraged to review Charge’s public filings on OTC Market at https://www.otcmarkets.com/stock/CRGE/overview. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.